FORM OF

ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

THIS ADMINISTRATION AND FUND ACCOUNTING AGREEMENT (the

“Agreement”) is made as of December 20, 2024 (the “Effective Date”) by and between: Figure Certificate Company (the “Fund”), a Delaware corporation, and Figure Equity Solutions, Inc. (the “Administrator”), a Delaware corporation.

WHEREAS, the Fund is a face-amount certificate company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund desires to retain the Administrator as administrator and fund accountant for the Fund to perform certain administration and fund accounting services for the Fund;

WHEREAS, the Administrator is willing to perform Services (as defined below) on the terms and conditions set forth in this Agreement; and

WHEREAS, the parties hereto wish to enter into this Agreement in order to set forth the terms under which the Administrator will perform the Services set forth herein for the Fund.

NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the parties hereto agree as follows:

1.               Retention of the Administrator.

(a)                          The Fund hereby appoints the Administrator as its administrator and fund accountant. The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, except as otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way, and shall not be deemed an agent of the Fund.

2.	Responsibilities of the Administrator.

The Administrator shall perform the administration services set forth in Schedule A to this Agreement and the fund accounting services set forth in Schedule B to this Agreement. The Administrator shall perform such other services, and furnish such other reports, for the Fund that are mutually agreed upon by the parties from time to time, for which the Fund will pay the Administrator the amounts agreed upon between them. This Agreement uses the term “Services” to refer to the services described in Schedules A and Schedule B, as well additional services as agreed by the parties.

The Administrator may, at its expense, utilize agents in its performance of Services; provided, however, that (i) the approval of the Fund shall be required to establish an arrangement in which an agent of the Administrator acts as sub-administrator or sub-fund accountant (an “Agent”); and (ii) any agent (including any Agent) retained by the Administrator shall be the agent of the Administrator and not the agent of the Fund, and the Administrator shall be fully responsible for the acts of any such agent (or Agent) and shall not be relieved of any of its responsibilities hereunder by the appointment of such agent (or Agent). In the event that an Agent is retained by the Administrator at the request or instruction of the Fund, the foregoing shall not apply to the extent it is inconsistent with any written agreement(s) entered into by the parties with respect to such arrangement.

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3.	Allocation of Charges and Expenses.

The Administrator shall bear its own expenses in connection with the performance of its duties and responsibilities hereunder, except as provided herein; provided, however, that the Fund shall reimburse the Administrator for its reasonable travel and related expenses incurred in attending meetings of the Boards of Directors of the Fund (the “Board”) in its capacities as administrator. The Administrator shall also furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall pay all compensation, if any, of officers of the Fund who are its own officers, employees or directors or who are officers, employees or directors of its affiliated entities. Unless otherwise specifically provided herein, the Administrator shall not be obligated to pay the compensation of any employee or agent of the Fund (who is not an officer, employee or director of the Administrator or its affiliated entities) retained by the Board.

The Fund will pay or cause to be paid any other expenses incurred in the operation of the Fund that are not otherwise allocated herein or in the Fund’s investment advisory agreement, including, without limitation, Fund organization costs, taxes, expenses for Fund legal and auditing services, costs of maintaining corporate existence, the expenses of preparing (including typesetting), printing and mailing reports, Registration Statements, and notices to investors, all expenses incurred in connection with issuing and redeeming the Figure Transferable Certificates and Figure Installment Certificates (together, the “Certificates”), Fund accounting agents’ fees, the cost of initial and ongoing registration of the Certificates under federal and state securities laws, fees and out-of-pocket expenses of Fund directors who are not affiliated persons of the Administrator or any affiliate of the Administrator, Fund meetings, insurance, interest, brokerage costs and commissions, if any, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers.

4.	Compensation of the Administrator.

(a)                            The Fund shall pay the Administrator the fees set forth in Schedule C to this Agreement for the services described in Schedule A and Schedule B. For purposes of determining fees, the value of the Fund’s net assets shall be computed in accordance with the terms of the Fund Registration Statement (as defined below).

In addition, the Fund shall also reimburse the Administrator for all of its reasonable out-of-pocket expenses incurred as a result of providing the Services, except those specifically allocated to the Administrator pursuant to Section 3 hereof.

(b)                            If this Agreement becomes effective subsequent to the first day of a month or terminates in accordance with its terms before the last day of a month, the Administrator’s compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth on Schedule C.

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(c)                            All rights of compensation under this Agreement for the services described in Schedule A and Schedule B performed as of the termination date shall survive the termination of this Agreement.

5.	Term.

(a)                 This Agreement becomes effective on the Effective Date, upon which, the Services, compensation (other than compensation for services not described in Schedule A or Schedule B) and expense provisions of this Agreement shall become fully effective. Unless otherwise terminated as provided herein, this Agreement shall continue in effect from the Effective Date through date of third-year anniversary of Effective Date (such period, the “Initial Term”). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods (“Rollover Periods”); provided that such continuance is specifically approved by a vote of a majority of those members of the Board who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, and by the vote of the Board or a majority of the outstanding voting securities of the Fund. This Agreement may be terminated: (i) by provision of a written notice of non-renewal at least sixty (60) days prior to the end of the Initial Term or any Rollover Period, as the case may be; (ii) by mutual agreement of the parties; (iii) for “cause,” as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause; or (iv) by the Fund upon 60 day’s written notice to the Administrator.

For purposes of this Section 5, “Cause” shall mean: (i) a material breach of this Agreement, including a material breach of any representations and warranties contained herein, that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (ii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iii) financial difficulties on the part of the party to be terminated that are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 (Bankruptcy) of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors. The administrator shall not terminate this Agreement pursuant to clause (i) above based solely upon the Fund’s failure to pay an amount to the Administrator which is the subject of a good faith dispute, if: (x) the Fund is attempting in good faith to resolve such dispute with as much expediency as may be possible under the circumstances; and (y) the Fund continues to perform its obligations hereunder in all other material respects (including paying all fees and expenses not subject to reasonable dispute hereunder).

(b)                 Notwithstanding the foregoing termination provisions, following any such termination, in the event that the Administrator in fact continues to perform any one or more of the Services with the consent of the Fund, the provisions of this Agreement, including, without limitation, the provisions dealing with compensation and indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by the Administrator but unpaid by the Fund upon such termination shall be immediately due and payable upon and notwithstanding such termination. In the event of a termination other than a termination for Cause or by the Administrator, the Administrator shall be entitled to collect from the Fund, in addition to the fees and expenses provided in Section 3 and Section 4 of this Agreement, the amount of all of the Administrator’s reasonable cash disbursements in connection with the Administrator’s activities in effecting such termination, including without limitation, the delivery to the Fund of property, records, instruments and documents. Subsequent to such termination, for a reasonable fee, the Administrator will provide the Fund with reasonable access to any Fund documents or records remaining in its possession to any successor administrator or fund accountant.

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6.	Standard of Care; Uncontrollable Events; Limitation of Liability.

The Administrator shall use reasonable professional diligence in the performance of Services but shall not be liable to the Fund for any action taken or omitted by it in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

The Administrator shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. Upon the Fund’s reasonable request, the Administrator shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the Services. Notwithstanding the foregoing or any other provision of this Agreement, the Administrator does not assume any responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond the Administrator’s reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or other events beyond its reasonable control, the Administrator shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption or damages to the Fund.

The Administrator shall provide the Fund, at such times as the Fund may reasonably request, copies of reports rendered by independent public accounting firms on its Agent’s internal controls and procedures relating to the Services.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE ADMINISTRATOR, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

NOTHING IN THIS AGREEMENT SHALL IN ANY WAY CONSTITUTE A WAIVER OR LIMITATION OF ANY RIGHTS THAT THE COMPANY MAY HAVE UNDER FEDERAL SECURITIES LAWS.

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7.	Legal Advice.

The Administrator may rely on written advice provided by the Fund’s counsel or other counsel acceptable to it. In no event shall the Administrator be liable to the Fund or any shareholder or beneficial owner of the Fund, or any holder or beneficial owner of Certificates for any action reasonably taken pursuant to written advice provided by counsels or experts explicitly authorized by the Fund.

As to the Services, this Agreement sets forth the terms and conditions under which the Services are to be performed (except with respect to the fees payable for services not described in Schedule A and Schedule B). To the extent of any inconsistency between this Agreement and any description, if any, of the Services that may be contained in the Registration Statement of the Fund, the Administrator may rely on the description contained in the Registration Statement unless the Administrator receives written instructions to the contrary in a timely manner from the Fund.

8.	Instructions / Certain Procedures, etc.

The Administrator shall be protected in acting upon any document that it reasonably believes to be genuine and to have been signed or presented by a duly authorized person on behalf of the Fund. Unless the Administrator is otherwise aware of such change of authority, the Administrator will not be held to have notice of any change of authority of any officers, employees or agents of the Fund until receipt of actual notice thereof from the Fund.

In performing the Services, the Administrator may rely conclusively upon the terms of the Registration Statements relating to the Fund, as well as the minutes of Board meetings (if applicable) and other records of the Fund. The Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons, excluding the Administrator’s employees.

9.	Indemnification.

The Fund agrees to indemnify and hold harmless the Administrator, and its employees, agents, directors, officers and nominees from and against any claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses including reasonable investigation expenses (collectively, “Losses”) resulting directly and proximately from the Administrator’s performance of the Services or based, if applicable, upon its reasonable reliance on information, records, instructions or requests pertaining to the Services, that are given or made to it by the Fund, or other authorized agents of the Fund with which the Administrator must interface in providing the Services; provided that this indemnification shall not apply to actions or omissions of the Administrator involving bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties.

The Administrator shall indemnify, defend, and hold the Fund, and its directors, officers, agents and nominees harmless from and against Losses resulting directly and proximately from the Administrator’s willful misfeasance, bad faith or negligence in the performance of, or the reckless disregard of, its duties or obligations hereunder.

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Notwithstanding anything in this Agreement to the contrary, under no circumstances will the Administrator be obligated to indemnify the Fund for or be liable to the Fund for any Losses arising from or attributable to the Fund’s failure or refusal, for any or no reason, to act or refrain from acting in accordance with or to follow the Administrator’s advice, recommendation or direction with respect to any one or all of the Services.

The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited provided that any such advanced expenses shall be reimbursed by the indemnified party if an ultimate determination is made on the merits by a court or other tribunal of competent jurisdiction that the indemnified party is not entitled to indemnification hereunder. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case a party may be asked to indemnify or hold the other party harmless, the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party together with all facts pertinent to the situation, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an indemnified party shall act reasonably and in accordance with good faith business judgment and shall not effect any settlement or confess judgment without the consent of the indemnifying party, which consent shall not be withheld or delayed unreasonably.

The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be withheld or delayed unreasonably. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. An indemnifying party shall not effect any settlement without the consent of the indemnified party (which shall not be withheld or delayed unreasonably by the indemnified party) unless such settlement imposes no liability, responsibility or other obligation upon the indemnified party and does not express, imply or impute fault to the indemnified party. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

10.	Record Retention and Confidentiality.

The Administrator shall keep and maintain all books and records that are customary or that are required to be kept in connection with the Services pursuant to applicable statutes, rules and regulations, including, without limitation, Rules 31a-1 and 31a-2 under the 1940 Act. The Administrator further agrees that all such books and records shall be the property of the Fund. The Administrator shall surrender such documents promptly to the Fund on request, and made available for inspection by the Fund, or by the Securities and Exchange Commission (the “SEC”) upon demand.

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The Administrator shall otherwise keep confidential all books and records relating to the Fund and its shareholders and/or Certificate holders, except when (i) disclosure is required by law, (ii) the Administrator is advised by counsel that it may incur liability for failure to make a disclosure, (iii) the Administrator is requested to divulge such information by a court, governmental agency or entity or by a self-regulatory organization registered under the Securities Exchange Act of 1934, or (iv) as requested or authorized by the Fund (including pursuant to its policies and procedures). The Administrator shall provide the Fund with reasonable advance notice of disclosure pursuant to items (i) – (iii) of the previous sentence, to the extent reasonably practicable.

11.	Return of Records.

The Administrator, shall promptly upon the Fund’s demand, turn over to the Fund and cease to retain the files, records and documents created and maintained by it pursuant to this Agreement that are no longer needed by it in the performance of the Services or for its legal protection.

12.	Representations and Warranties of the Fund.

The Fund represents and warrants to the Administrator that:

(a)	The Fund is a corporation duly organized and validly existing under the laws of its state of organization, and has full capacity and authority to enter into this Agreement and to carry out its obligations hereunder;
(b)	It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;
(c)	It is in compliance in all material respects with all laws and regulations applicable to its business and operations; and
(d)	This Agreement has been duly authorized by the Fund and its Board and, when executed and delivered by the Fund, will constitute a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.
13.	Representations and Warranties of the Administrator

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The Administrator represents and warrants to the Fund that:

(a)	It is a corporation duly incorporated and validly existing under the laws of the state of its organization, and has full capacity and authority to enter into this Agreement and to carry out its obligations hereunder;
(b)	It has all necessary authorizations, licenses and permits to carry out its business as currently conducted;
(c)	It is, and shall continue to be, in compliance in all material respects with all provisions of law applicable to it in connection with the Services;

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(d)	The various procedures and systems that it has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data and its~~’~~ equipment, facilities, and other property used in the performance of its obligations hereunder are reasonable and adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder;
(e)	This Agreement has been duly authorized by it and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties; and
(f)	It will maintain or hire an Agent with sufficient and experienced personnel and an adequate infrastructure to enable it to perform the Services.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES ARE COMPLETELY DISCLAIMED.

14.	Insurance.

The Administrator shall maintain appropriate insurance policies with respect to directors and officers errors and omissions coverage, in amounts that are appropriate in light of its duties and responsibilities hereunder.

15.	Information to be Furnished by the Fund.
(a)	The Fund will furnish to the Administrator the following upon request:
(i)	A copy of the Fund’s Charter and any amendments thereto;
(ii)	A copy of the Fund’s By-laws and any amendments thereto;

(iii)          A certified list of all officers of the Fund and any other persons together with specimen signatures of those officers and other persons who (except as otherwise provided herein to the contrary) shall be authorized to instruct the Administrator in all matters. Any delay in delivery of this list shall not relieve the Administrator of any actual knowledge it may possess of any change in authority of persons authorized to provide instructions to the Administrator;

(iv)          The Fund’s most recent Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”) on Form S-1 as filed with the SEC relating to the Certificates and any further amendment thereto; and

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(v)            Registration Statements of the Fund with respect to the Certificates (such Registration Statements or other investor materials related to the Fund, as presently in effect and as they shall from time to time be amended and supplemented, herein called individually, the “Registration Statement” and collectively, the “Registration Statements”).

(b)	The Fund shall furnish the Administrator written copies of any amendments to, or changes in, any of the items referred to in Section 15(a) hereof, forthwith upon such amendments or changes becoming effective.
(c)	The Administrator may rely on all documents furnished to it by the Fund and its agents in connection with the Services, including any amendments to or changes in any of the items to be provided by the Fund pursuant to Section 15(a), and shall be entitled to indemnification in accordance with Section 9 above with regard to such reliance.
(d)	The Administrator shall be deemed to have received any document with respect to the Fund that is filed with the SEC and available on EDGAR, unless the Fund files such document without the Administrator’s knowledge.
16.	Information Furnished by the Administrator.

The Administrator will furnish to the Fund upon request, evidence of the approval of this Agreement by the Administrator, and authorization of a specified officer of the Administrator to execute and deliver this Agreement.

17.	Compliance with Laws; Provision of Executive Officers.
(a)	Registration Statement and Public Offering.

Except for information the Administrator is obligated to keep pursuant to Section 10 hereof and in connection with its role as the Fund’s investment adviser, and as specifically provided in the schedules hereto, the Fund assumes full responsibility for the preparation, contents, and distribution of each Registration Statement of the Fund in compliance with all applicable requirements of the 1933 Act, the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. The Fund represents and warrants that all Certificates of the Fund that are offered to the public are covered by an effective Registration Statement under the 1933 Act.

18.	Notices.

Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address:

if to the Administrator:

Figure Equity Solutions, Inc.

650 California Street, Suite 2700

San Francisco, CA 94108

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Email:

if to the Fund:

Figure Certificate Company

650 California Street, Suite 2700

San Francisco, CA 94108

or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

19.	Assignment.

This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 19 shall not limit or in any way affect the Administrator’s right to appoint an agent pursuant to Section 2 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

20.	Governing Law.

This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of California and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of California, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

21.	Activities of the Administrator.

The Services are not to be deemed to be exclusive. The Administrator is free to render such Services to others and to have other businesses and interests. It is understood that directors, officers, employees and shareholders of the Fund are or may be or become interested in the Administrator, as officers, employees or otherwise and that partners, officers and employees of the Administrator and its counsel are or may be or become similarly interested in the Fund, and that the Administrators may be or become interested in the Fund as a shareholder or otherwise.

22.	Privacy.

Nonpublic personal financial information relating to consumers or customers of the Fund provided by, or at the direction of the Fund to the Administrator, or collected or retained by the Administrator in the course of performing its duties under this Agreement, shall be considered confidential information. The Administrator shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of the Administrator involved in servicing the Fund except at the direction of the Fund or as required or permitted by law. The Administrator represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Fund. The Fund represents to the Administrator that the Fund has adopted a statement of its privacy policies and practices as required by the SEC’s Regulation S-P and agrees to provide the Administrator with a copy of that statement annually.

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23.	Miscellaneous.
(a)	Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.
(b)	This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.
(c)	This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
(d)	No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties to this Agreement. For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and the Administrator may conclusively assume that any special procedure that has been approved by the Fund does not conflict with or violate any requirements of its Charter or then-current Registration Statements, or any rule, regulation or requirement of any regulatory body. In addition, the Fund agrees that no amendments will be made to the Registration Statements that might have the effect of changing the procedures employed by the Administrator in providing the Services or that might affect the duties of the Administrator hereunder unless the Fund first obtains the Administrator’s approval of such amendments or changes, which approval shall not be withheld unreasonably.
(e)	It is expressly agreed that the obligations of the Fund in this Agreement shall not be binding upon any of the directors, shareholders, nominees, officers, agents or employees of the Fund personally, but shall bind only the property of the Fund, as applicable. The execution and delivery of this Agreement by the Fund has been authorized by the Board, and this Agreement has been signed and delivered by an authorized officer of the Fund, acting on behalf of the Fund, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.
(f)	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
(g)	In addition to any information that the Board may reasonably request, the Administrator shall provide to the Board all information that the Board, in consultation with counsel, reasonably would consider material to the Board’s evaluation of the Services provided under this agreement, except where provision of such information is prohibited by law or contract.

24.	Rights of Ownership.

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All computer programs, systems and procedures employed or developed by the Administrator, or on behalf of the Administrator by system providers or vendors used by the Administrator, to perform the Services are the property of the Administrator. All records and other data maintained hereunder, excepting such computer programs, systems and procedures, are the exclusive property of the Fund. All such records and other data that is the property of the Fund shall be furnished to the Fund in appropriate form as soon as practicable after termination of this Agreement for any reason.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

FIGURE CERTIFICATE COMPANY

By:

FIGURE EQUITY SOLUTIONS, INC.

By:

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SCHEDULE A

to the ADMINISTRATION AGREEMENT and FUND ACCOUNTING AGREEMENT

ADMINISTRATION SERVICES

The Administrator will provide all administrative services required for the operation of the business and affairs of the Fund, including but not limited to the following services:

1.	Calculate contractual Fund expenses and make and control all disbursements for the Fund, subject to review and approval of an officer of the Fund or other authorized person including administration of director and vendor fees and compensation on behalf of the Fund;
2.	Calculate all accrued interest and reinvestment information relating to the Certificates and Certificate holders;
3.	Prepare such reports, applications and documents (including reports regarding the sale and redemption of Certificates) as may be required in order to comply with Federal and state securities laws;

4.	Prepare drafts of any reports to the shareholders and/or Certificate holders;

5.	Calculate performance data as requested by the Fund;

6.	Preparing all general or routine shareholder communications;

7.	Preparing and filing required regulatory reports and communications

8.	Prepare and file the Fund’s tax returns, including federal, state, and local tax returns, and issue all tax-related information to Fund shareholders and Certificate holders;

9.	To the extent requested, make available appropriate individuals to serve as officers of the Fund (to serve only in ministerial or administrative capacities relevant to the Services, except as otherwise provided in this Agreement) upon designation as such by the Board;
10.	Monitor and advise the Fund on its tax status under the Internal Revenue Code of 1986, as amended;
11.	Assist the Fund in developing compliance procedures;

12.	Perform daily compliance testing and monitoring including, but not limited to, assisting the Fund’s adviser in monitoring the adequacy of the Fund’s minimum certificate reserves on all its outstanding face-amount certificates in an aggregate amount calculated and adjusted required under section 28 of 1940 Act, as per instructions from the Fund’s investment adviser;

13.	Provide assistance and guidance to the Fund with respect to matters governed by or related to regulatory requirements and developments including: monitoring regulatory and legislative developments which may affect the Fund and assisting in strategic planning in response;

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14.	Provide appropriate assistance with respect to audits conducted by the Fund’s independent auditors, including compiling data and other information as necessary;
15.	Maintain corporate records on behalf of the Fund, including, but not limited to, minute books, the governing Fund documents and By-Laws;
16.	Notify the Fund’s investment adviser and counsel to the Fund of all documents filed by the Administrator with the SEC;
17.	Coordinate, subject to review by counsel to the Fund updates to the Fund’s Registration Statement on Form S-1/A and provide relevant financial information for the updates to the same;
18.	Administer contracts on behalf of the Fund with, among others, the Fund’s investment adviser, investment sub-advisers, distributors, custodian, transfer agents and other vendors, as applicable;

19.	Assist the Fund in the calculation of Certificate transaction gas fees reimbursable to the Provenance Blockchain.

20.	Administer any lines of credit maintained on the Fund’s behalf for temporary borrowing purposes;
21.	Assist the Fund and provide on-site personnel in preparing responses to and providing documents for routine regulatory examinations or investigations; and coordinate with and take instructions from counsel to the Fund in response to such routine or non-routine regulatory matters. The assistance to be provided with respect to SEC inspections includes (i) rendering advice regarding proposed responses (ii) compiling data and other information in response to SEC requests for information and (iii) communicating with Fund management and other service providers of the Fund to provide status updates;
22.	Prepare for Board meetings by (i) preparing and coordinating collection of the relevant sections of the Board materials pertaining to the responsibilities of the Administrator and the various service providers, (iii) attending Board meetings, and (iv) performing such other Board meeting functions as agreed by the parties;
23.	Not less frequently than annually (a) review the business of the Fund and the Services and the adequacy of the administrative services to satisfy applicable laws and rules and the business needs of the Fund and (b) determine whether additional or supplemental services are necessary for the operation of the Fund; inform the Board how these additional or supplemental services, if any, shall be provided and what additional costs and fees would be associated with same;
24.	Any other administrative services as set forth in the Fund’s Registration Statement, as amended from time to time.

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SCHEDULE B

to the ADMINISTRATION AGREEMENT and FUND ACCOUNTING AGREEMENT

COMPANY ACCOUNTING SERVICES

1.	Record Maintenance

The Administrator will keep and maintain the following books and records of the Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940, as amended (the “Rule”) with the required time and format applicable to such records as set forth in Rule 31a-2, including among others:

a.	Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;
b.	General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;
c.	Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and
d.	A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

All such books and records shall be the property of the Fund, and the Administrator agrees to make such books and records available for inspection by the Fund or by the SEC at reasonable times and otherwise to keep confidential all records and other information relative to the Fund; except when requested to divulge such information by duly constituted authorities or court process, or when requested by the Fund.

2.	Accounting Services

In addition to the maintenance of the books and records specified above, the Administrator shall perform the following account services daily for the Fund:

a.	Calculating and supervising publication of the interest rates applicable for face-amount certificates issued by the Fund and other financial data, consistent with federal securities laws and the current Registration Statement for the face-amount certificate products;
b.	Apply securities pricing information as required or authorized under the terms of the valuation policies and procedures of the Fund (“Valuation Procedures”);
c.	Assist in identifying instances where market prices are not readily available, or are unreliable, each as set forth within parameters included in the Fund’s Valuation Procedures;

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d.	Monitoring daily cash and transaction statements and reports from the Company’s transfer agent and custodian;
e.	Verify and reconcile with the Fund’s custodian all daily trade activity;
f.	Compute, as appropriate, the Fund’s net income and capital gains, accrued interest, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;
g.	Review and approve the accrual of Fund expenses calculated by the Administrator or its delegate;
h.	Determine the outstanding receivables and payables for all (1) security trades, (2) Fund certificate transactions and (3) income and expense accounts;
i.	Provide accounting reports in connection with the regular annual audit and other audits and examinations by regulatory agencies;
j.	Provide such periodic reports as the parties shall agree upon, as set forth in a separate schedule; and
k.	Calculate the accrued interest for Certificates; and
l.	Such other similar services with respect to the Fund as may be reasonably requested by the Fund.
3.	Financial Statement and Regulatory Filings

The Administrator shall also perform the following additional accounting services for the Fund:

a.	Provide monthly a hard copy of the unaudited financial statements described below. The unaudited financial statements will include the following items:

i.	unaudited Statement of Assets and Liabilities,

ii.	unaudited Statement of Operations,

iii.	unaudited Statement of Changes in Net Assets, and

iv.	unaudited Condensed Financial Information.

b.	Provide accounting information necessary for the Fund’s filing of required forms with the SEC or other regulator.

c.	Prepare all other accounting reports related to the Fund, which may include daily reports, as may be reasonably requested by the Fund or the Fund’s adviser.

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SCHEDULE C

to the ADMINISTRATION AGREEMENT and FUND ACCOUNTING AGREEMENT

FEES

The fee that shall be paid to Figure Equity Solutions, Inc. under the Agreement for each calendar month of each year shall be equal to its allocated costs in providing the services set forth in the agreement.

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